Exhibit 99.1

TuSimple Announces CEO and Chairman Succession Plan

SAN DIEGO, March 3, 2022 /PRNewswire/ — TuSimple (Nasdaq: TSP) today announced its executive leadership succession plan. TuSimple Co-Founder and CTO Xiaodi Hou will succeed Cheng Lu as President and Chief Executive Officer and succeed Mo Chen as Chairman of the Board, effective today. This is part of a planned executive succession as the Company moves to its next phase of commercializing L4 autonomous trucking technology. Mr. Lu will serve as an Advisor to the CEO until March 2023 to further ensure an effective transition.

“I’m incredibly proud of TuSimple’s achievements. We’ve set many industry firsts, including becoming the first publicly traded autonomous driving company and first driver-out operations in trucking.” said Cheng Lu. “We have built a strong foundation with the necessary resources to fully commercialize. We have a clear vision, industry leading technology, scalable commercial operations, world-class strategic partners, and a strong balance sheet. I’m excited for Xiaodi to transition to CEO and Chairman and have the utmost confidence in our success as we move to our next phase of development.”

“I would like to thank Cheng for his contributions in helping to build TuSimple. We have worked closely together to develop a clear roadmap to commercialization, and to scale our Autonomous Freight Network. Over the past several years, we have assembled a world-class management team to continue to build on our success and to ensure a smooth transition,” said Xiaodi Hou.

“As Chairman of the Board, I’m proud to pass the torch to Xiaodi. In our first year as a public company, we have successfully achieved all of our key milestones. We have built a strong corporate infrastructure and governance model. With TuSimple having entered into the Driver-Out era, the path to commercialization is clear, and Xiaodi is the best person to lead us in executing on that roadmap,” said Mo Chen.

About Xiaodi Hou

Dr. Xiaodi Hou co-founded TuSimple in San Diego, California in 2015 after earning a Ph.D. from the California Institute of Technology. Xiaodi is a world-renowned expert in AI and machine learning and currently holds more than 30 patents in the field of autonomous vehicles. In the field of computer vision, Xiaodi has developed leading theories in computational models for visual saliency. Xiaodi also serves as a member of the Forbes technology council and as the reviewer of more than ten major computer vision journals and conferences.

About TuSimple

TuSimple is a global autonomous driving technology company headquartered in San Diego, California, with operations in Arizona, Texas, Europe, and China. Founded in 2015, TuSimple is developing a commercial-ready, fully autonomous (SAE Level 4) driving solution for long-haul heavy-duty trucks. TuSimple aims to transform the $4 trillion global truck freight industry through the company’s leading AI technology, which makes it possible for trucks to see 1,000 meters away, operate nearly continuously, and reduce fuel consumption by 10%+ relative to manually driven trucks. Visit us at www.tusimple.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements as to future results of operations and financial position, planned products and services, business strategy and plans, launch dates of products or services, expected safety benefits of our autonomous semi-trucks, objectives of management for future operations of TuSimple Holdings Inc. and its subsidiaries (the “Company”, “we”, “our” and “us”), market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to, those related to autonomous driving being an emerging technology, the development of the Company’s technologies and products, the Company’s limited operating history in a new market, the regulations governing autonomous vehicles, the Company’s dependence on its senior management team, reliance on third-party suppliers, potential product liability or warranty claims and the protection of the Company’s intellectual property. Moreover, the Company operates in a competitive and rapidly changing environment, and new risks may emerge from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022, and TuSimple’s other filings with the SEC. These SEC filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Media Contact

Jessica Arciero

jessica.arciero@tusimple.ai

Investor Relations Contact

James Mann

james.mann@tusimple.ai